UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2026

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 4, 2026, during an open trading window, John J. D’Angelo, President and Chief Executive Officer of Investar Holding Corporation (the “Company”), adopted a prearranged stock trading plan (the “Plan”) to exercise Company stock options that are set to expire in March 2027 and sell a portion of the acquired stock. This plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy. The Plan becomes effective on December 3, 2026 and will expire on or before March 31, 2027.

Mr. D’Angelo entered into the Plan as part of his personal long-term financial and tax planning strategies. The Plan provides for the orderly exercise of up to 16,952 stock options held by Mr. D’Angelo that will expire in March 2027, and the related sale of the acquired shares. Mr. D’Angelo continues to hold a significant number of fully-vested shares, exceeding the Company’s guidelines for share ownership. Any transactions under the Plan will be publicly reported through Form 4 filings with the Securities and Exchange Commission.

Other officers or directors of the Company may, in the future, enter into Rule 10b5-1 trading plans related to the Company’s shares. The Company undertakes no obligation to report Rule 10b5-1 trading plans adopted by any of its officers or directors, or to report any modifications or terminations of any publicly announced plans, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: September 9, 2026	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer